EXHIBIT 32.1

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

OF CHIEF EXECUTIVE OFFICER

In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended April 30, 2016, I, Robert W. Martin, Chief Executive Officer and President of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-Q for the period ended April 30, 2016 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended April 30, 2016 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: June 6, 2016	/s/ Robert W. Martin
Robert W. Martin
President and Chief Executive Officer
(Principal executive officer)